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                                                                   Exhibit 10.9


                         EXECUTIVE EMPLOYMENT AGREEMENT


                  This Executive Employment Agreement ("Agreement") is made effective as of February 1, 1997 (the "Effective Date"), between Fiberite, Inc., a Delaware corporation, hereinafter referred to as "Fiberite," and Jon DeVault hereinafter referred to as "Employee."

                  In consideration of the promises and of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Employment. Fiberite hereby affirms its employment of Employee, and Employee hereby affirms such employment, upon the terms and subject to the conditions set forth herein.

         2. Duties. Employee is hereby engaged in the position of Vice President of Marketing and Business Development of Fiberite. Employee shall faithfully and diligently perform the duties customarily performed by persons in the position for which Employee is engaged, together with such other duties the Board of Directors of Fiberite (the "Board") shall designate from time to time. As part of Employee's duties, Employee acknowledges and understands that: (a) Employee will devote his utmost knowledge and best skill to the performance of his duties; (b) Employee shall devote a minimum of 75% of his working time to the rendition of such services, subject to absences for customary vacations and for temporary illness; and (c) Employee will not engage in any other gainful occupation which requires his personal attention without prior consent of the Board except as follows: (i) Employee may personally trade in publicly traded stocks, bonds, commodities or real estate investments for his own benefit; and
(ii) Employee may enter into consulting agreements with entities other than Fiberite as long as Employee obtains the prior written consent of Fiberite's Chief Executive Officer and a copy of any such consulting agreement(s) and the prior written consent thereto are maintained in Employee's employment file at Fiberite's corporate headquarters. If, during the term of Employee's employment with Fiberite, Fiberite Holdings, Inc., Fiberite or any of Fiberite's subsidiaries desire to enter into a transaction, with any entity with which Employee is then currently engaged as a consultant, then such transaction must be pre-approved in writing by a second executive officer of Fiberite other than the Employee, and such prior written approval shall be maintained in Employee's employment file at Fiberite's corporate headquarters.

         3. Compensation.

                  3.1 Salary. As compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, Fiberite shall pay Employee a salary of $120,000 per year plus an annual target bonus of $50,000 during the employment term (as defined in Section 4 below) of this agreement. The actual
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bonus paid will be a multiple of the target bonus amount, with the multiple range from 0.0 to 2.0 as described in the Fiberite, Inc. Management Incentive Compensation Plan.

                  3.2 Salary Increase and Bonus Plan. The Board shall develop and implement a plan under which it, or a committee thereof, will evaluate Employee's performance on not less than an annual basis and, if warranted, grant Employee increases in Base Salary and/or additional bonus compensation based on such evaluations. Any such increases should automatically be incorporated by reference into this Agreement.

                  3.3 Customary Fringe Benefits. Employee shall be entitled to such fringe benefits as Fiberite customarily makes available to executive employees of Fiberite ("Fringe Benefits"). Such Fringe Benefits may include vacation leave, sick leave, and health insurance coverage.

         4. Term. The employment term pursuant to this Agreement shall commence on the Effective Date set forth above, and shall remain in effect until Employee's employment is terminated in accordance with the provisions of Section 5 below. It is understood that Employee serves at the will of the Board of Directors of the Company and that he shall be considered an "at will" Employee.

         5. Termination. This Agreement and the employment of Employee shall terminate under the following conditions:

                  5.1 Death. The death of Employee.

                  5.2 Disability. The permanent disability of Employee (permanent disability shall exist when Employee suffers from a condition of mind or body that indefinitely prevents Employee from satisfactory further performance of his duties, even with reasonable accommodation, for a cumulative period of 120 business days in any consecutive 12-month period following the commencement of employment).

                  5.3 Termination for Good Cause. Upon receipt by Employee of written notice from Fiberite that Employee's employment is being terminated for "good cause." Fiberite has "good cause" to terminate Employee's employment if Employee has engaged in one or more of the following:

                           5.3.1 Commission of a felony which results in
conviction.

                           5.3.2 Breach of the provisions of Section 8 hereof or
of any material provision of the Employee Inventions and Proprietary Rights Assignment Agreement entered into between the Company and Employee ("Proprietary Rights Agreement").

                           5.3.3 Cause material loss, damage or injury to or
otherwise materially endangered the property, reputation or employees of Fiberite.


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                  5.4 Resignation. At any time during the term of this
Agreement, Employee may provide notice of his intent to resign. Employee is required to provide two (2) months advance notice of his resignation. Fiberite may require that Employee work for some or all of that notice period, but Fiberite must pay Employee for the time he actually continues in the employment of Fiberite.

                  5.5 Termination for Other Than Good Cause. Fiberite may terminate Employee's employment at any time without good cause, upon written notice delivered to Employee that Employee's employment is being terminated for "other than good cause." It shall be deemed a termination by Fiberite without good cause under this Section 5.5 if Employee (i) resigns within 30 days of the date on which, without his consent, he no longer holds the position of Vice President of Marketing and Business Development of Fiberite, Inc., or (ii) resigns due to his being required to relocate to a workplace outside Arizona.

         6. Compensation Upon Termination.

                  6.1 Payment of Compensation Upon Termination for Good Cause. In the event Employee is terminated for good cause, as set forth in Section 5.3, he shall receive two weeks notice that his employment is terminated and Employee shall be entitled only to the compensation set forth as Base Salary herein, prorated through the date of said notice. When Employee is terminated for good cause as defined in Section 5.3, Employee is entitled to no other severance compensation arising out of this Agreement and out of his employment relationship with Fiberite, and Employee shall permanently and absolutely forfeit all rights to all other severance benefits otherwise accruing by reason of Employee's employment by Fiberite.

                  6.2 Payment of Compensation Upon Termination Other Than for Good Cause. In the event Employee's employment is terminated for other than good cause, Employee shall receive severance compensation in an amount described below, only if Employee executes a general release of claims, releasing any and all claims Employee has against Fiberite arising out of his employment or the termination of said employment. Employee is not entitled to any severance compensation pursuant to this Section unless he signs the general release described above. The severance compensation described in this Section shall be six (6) monthly payments, commencing one (1) month after the effective date of the termination, in arrears, of the then applicable Base Salary and benefits plus one-twelfth of his prior year's bonus. Except as provided in Section 6.3, Employee is entitled to no other severance compensation when his employment is terminated for other than good cause.

                  6.3 Payment Upon Change in Control. If within six (6) months of a Change in Control, as that term is defined herein, Employee's employment is terminated for other than good cause or Employee refuses to accept or voluntarily resigns from a position other than a Qualified Position, as that term is defined herein, Employee shall receive additional severance compensation in an amount equal to two (2) years of his then current Base Salary plus applicable target bonus. A "Change in


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Control" means the acquisition, directly or indirectly of more than 40% of the outstanding shares of any class of voting securities of Fiberite by any person or entity that is not an existing shareholder as of the Effective Date, or a merger, consolidation or sale of all or substantially all of the assets of Fiberite, such that the individuals constituting the Board of Fiberite immediately prior to such period shall cease to constitute a majority the Board, unless the election of each director who was not a director prior thereto was approved by vote of at least two-thirds of the directors then in office who were directors prior to such period. Notwithstanding the foregoing, an acquisition of the requisite percentage of voting securities in connection with a public offering of securities by Fiberite for the primary purpose of providing capital resources to Fiberite shall not be considered a "Change in Control" for purposes of this Section 6.3. A "Qualified Position" is an executive officer position with the entity surviving the Change in Control, with substantially the same responsibilities as those held by the Vice President of Marketing and Business Development of Fiberite as of the date of this Agreement, which position reports directly to the Chief Executive Officer of Fiberite in place immediately prior to the Change of Control. Also notwithstanding the foregoing, if Fiberite determines that the amounts payable to Employee under this Agreement, when considered together with any other amounts payable to Employee as a result of a Change in Control, cause such payments to be treated as excess parachute payments within the meaning of Section 280G of the Internal Revenue Code, Fiberite shall reduce the amount payable to Employee under this Section 6.3 to an amount that will not subject Employee to the imposition of tax under Section 4999 of the Internal Revenue Code. For purposes of this Section 6.3, the term "Fiberite" includes both Fiberite, Inc. and Fiberite Holdings, Inc., in that Employee will receive the aforementioned additional severance compensation upon:
(1) a Change of Control of either Fiberite, Inc. or Fiberite Holdings, Inc. and
(2) the other conditions set forth herein are met.

                  6.4 Payment Upon Death or Disability. In the event this Agreement is terminated pursuant to Sections 5.1 or 5.2, Employee (or his estate in the case of death) shall be entitled to a lump-sum payment equal to two (2) months of Employee's then current Base Salary.

         7. Arbitration/Sole Remedy for Breach of Agreement. In the event of any dispute between Fiberite and Employee concerning any aspect of the employment relationship, including any disputes upon termination, all such disputes shall be resolved by binding arbitration before a single neutral arbitrator. The arbitrator shall be selected from the American Arbitration Association. The arbitrator is bound to rule only on whether or not there has been a violation of the terms of this Agreement and to render an award, if any, that is consistent with the terms of this Agreement. Neither party to this Agreement is entitled to any legal recourse or rights or remedies other than those provided within this Agreement. The Employee's sole remedies for claims arising out of his employment, with the exception of workers' compensation remedies, are those set forth in this Agreement. In the event of a termination of employment, the arbitrator is limited to a determination of whether or not the discharge was for good cause or for other than good cause. If an arbitration is



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brought for something other than a termination of employment, the arbitrator is limited to award contract damages. Fiberite shall bear the costs of the arbitration, including arbitrator's fees and the reasonable fees of one counsel for Employee.

         8. Covenant Not to Compete. Employee agrees that, during Employee's employment, and during any period with respect to which payments to Employee are made pursuant to Section 5.4, Employee will not directly or indirectly compete with Fiberite in any way, or prepare to compete or assist any other person or entity to compete with Fiberite in any way, and that Employee will not act as an officer, director, employee, consultant, more than one-percent shareholder, significant lender, or agent of any other entity which is engaged in any business of the same nature as, or in competition with, the business in which Fiberite is now engaged or in which Fiberite becomes engaged during the term of Employee's employment.

         9. General Provisions.

                  9.1 Payments. All payments due pursuant to the terms of this Agreement shall be delivered in person, or by first-class mail, postage prepaid to the last known address of the other party. Payments may be in lawful money of the United States, or may be made by check, draft or warrant of the paying entity. Any payments made pursuant to Section 5.4 or Section 6 hereof shall be made by certified or cashier's check and shall be delivered pursuant to the terms of Section 9.2.

                  9.2 Notices and Delivery. Any notices to be given hereunder by either party to the other may be effected by either personal delivery in writing, or by mail, registered or certified, postage prepaid with a return receipt requested. Mailed notices shall be addressed to the other party to the address appearing beneath the party's signature on this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices shall be deemed communicated as of the date of delivery.

                  9.3 Complete Agreement. Employee acknowledges receipt of this Agreement and agrees that this Agreement, along with the Proprietary Rights Agreement, represents the entire Agreement with Employer concerning the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the matters discussed herein of Employee and contains all of the covenants and agreements between the parties with respect to the terms and conditions of Employee's employment. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein.

                  9.4 Severability. If any provision of this agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.



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                  9.5 Other Benefits. Any amounts payable under this Agreement, other than Base Salary, shall not be deemed salary or other compensation for the purpose of computing benefits under any pension plan or other arrangement of Fiberite for the benefit of its employees.

                  9.6 No Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party from thereafter enforcing each and every other provision, or prevent that party from thereafter enforcing each and every other provision of this Agreement.

                  9.7 Successors and Assigns. The rights and obligations of Fiberite under this Agreement shall enure to the benefit of and shall be binding upon the successors and assigns of Fiberite. Employee shall not be entitled to assign any of his rights or obligations under this Agreement.

                  9.8 Applicable Law. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Delaware.

                  9.9 Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in subsequent writing and signed by the parties thereto.

                  IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EMPLOYEE:                                 FIBERITE, INC.
                                          a Delaware corporation

/s/Jon DeVault
------------------------------------      By: /s/James E. Ashton
Jon DeVault                                   ------------------------------
                                              James E. Ashton
                                              Chief Executive Officer

Address:  6317 Chaucer Lane               Address:  2055 East Technology Circle
          Alexandria, VA  22304                     Tempe, AZ  85284


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